Exhibit 99.1

Accolade to Acquire PlushCare

•	Accolade to begin offering virtual primary care and mental health consultations directly to members as a result of the acquisition.

•	$200bn+ combined target addressable market materially expands opportunity to reinvent healthcare with a focus on improving health outcomes and managing rising costs.

•	Combined with Accolade’s proven ability to deliver cost-savings through member insights, high engagement, and care team advocacy and navigation solutions, the acquisition will add clinical depth and provider relationships.

•	The acquisition is expected to be accretive to Accolade’s growth rate and will enable new revenue opportunities as the healthcare ecosystem moves toward value-driven, patient-centric models.

Seattle, WA, April 23, 2021 – Accolade, Inc. (Nasdaq: ACCD), the company reinventing healthcare by helping people live their healthiest lives, today announced it has signed a definitive agreement to acquire PlushCare, a leading provider of virtual primary care and mental health treatment. Together, the two companies intend to provide more seamless consumer access to care for acute, chronic, and preventive health needs with highly rated physicians whether delivered through a virtual setting with PlushCare, or through Accolade’s advocacy and navigation solutions that support in-person consultation. The addition of a primary care team will extend Accolade’s ability to improve clinical health outcomes for its members and deliver additional cost savings for employers.

“Healthcare is personal, and the connection between physician and patient is the single most important factor in improving outcomes. PlushCare has successfully built a market-changing, direct-to-consumer model with virtual capabilities that extend Accolade’s member engagement deeper into the healthcare experience,” said Rajeev Singh, chief executive officer, Accolade. “Our mission is to reinvent healthcare, and this acquisition represents another important step towards realizing that goal. By expanding our clinical team of physician medical directors, nurses, specialists, and benefits experts to include primary care doctors and mental health experts, we are responding to customers who are asking Accolade to expand our capacity to serve their employees at every step of their care journey. Equally important, we extend our capacity to deliver measurable value for employers seeking coordinated, longitudinal care at scale for their workforce.

“Up until today, our clinical interventions have been designed to provide personalized guidance to members to support their healthcare decision-making as they access care. With the addition of PlushCare, we will begin delivering care directly to our members, an essential step to achieving the vision of driving consistent and comprehensive improved health outcomes, while further reducing healthcare cost trend line. Virtual primary care is not a replacement for traditional brick-and-mortar care. We believe that a collaborative approach to primary care is needed with a singular focus on doing what’s best for the member and delivering an exceptional and seamless experience regardless of where members choose or need to get there. This is the future of healthcare.”

Accolade’s primary care physicians will be backed by Accolade’s full portfolio of services, including the engagement platform that forms the backbone of Accolade’s current success in driving better utilization of healthcare services and ROI for its customers. Further, Accolade’s primary care physicians will have access to a best-in-class data set to better diagnose and treat members, including a 360-degree view of the member’s health, full visibility into the member’s benefits programs, access to AI-driven care recommendations through Accolade’s Intelligent Provider Matching platform, access to the best expert medical opinion network of specialists and the full support and scale of Accolade’s Frontline Care Teams.

Access to primary care, virtually

PlushCare has built a revolutionary primary care network, with access for consumers to highly skilled primary care and internist doctors and mental health experts through the ease of a smart phone. The team of highly skilled physicians, trained at the top 50 medical schools in the United States and with an average of 15 years' experience, consults with patients by video call, orders and arranges prescription pickup, orders lab work and fulfills all the regular duties of an in-person physician. Combining PlushCare’s existing business with Accolade’s core navigation and advocacy services and expert medical opinion specialists, augmented by Accolade’s unmatched data set that provides a longitudinal view of every patient, will elevate PlushCare’s business to a new level of patient engagement for their existing consumers and Accolade’s commercial customer base.

“Primary care doctors play a critical role in delivering preventive care and chronic disease management, areas of the healthcare system ripe for reinvention, reducing waste and significantly lowering the overall cost of healthcare for everyone,” said Ryan McQuaid, chief executive officer, PlushCare. “Our member NPS is more than 90, reflecting the incredible relationships that we have created between patients and their PlushCare physicians. We are excited to join forces with Accolade to extend our services into their member base, while leveraging Accolade’s unique engagement model and vast data set to continually improve the way we service our customers. Together we will continue to reinvent healthcare for the 21st century in new and exciting ways.”

“As a practicing primary care physician, I know firsthand the magic that happens in primary care when trust and a longitudinal relationship are established between a patient and a doctor as well as the downstream impact of that trusting relationship on health outcomes. What’s impressive about PlushCare is that their entire care model is built around creating that magic, something many organizations strive for, but few achieve, either virtually or in-person,” said Shantanu Nundy, chief medical officer, Accolade. “The fact that patients choose to pay for PlushCare’s services is a testament to their value. And the fact that they have happy doctors and highly satisfied patients make them a powerful new partner for the vision of the future of medicine that Accolade is building.”

Financial Reporting and Business Outlook

Steve Barnes, chief financial officer, Accolade, commented, “The addition of PlushCare will expand our addressable market nearly five-fold to more than $200 billion and create new opportunities for long term revenue growth. We plan to invest in integration between our companies to maximize the value of our combined offerings, extend PlushCare’s offerings into Accolade’s traditional enterprise customer base, and continue to grow PlushCare’s core consumer membership. Additionally, Accolade has been proving our ability to bend medical trendline since our founding twelve years ago, including structuring our customer agreements with a commitment to deliver cost savings. Combining Accolade’s high engagement, clinically-focused approach with PlushCare’s virtual care offering will enable Accolade to expand our opportunity with our customers as the entire healthcare ecosystem evolves into more value-driven and patient-centric models.”

For the calendar year ended December 31, 2020, PlushCare reported unaudited revenues of approximately $35 million. Accolade expects PlushCare to be accretive to its revenue growth rate and intends to provide guidance for the combined entity on its first earnings call following the close of the transaction.

Transaction Summary

The transaction is expected to close in early June, subject to customary closing conditions. Under the terms of the agreement, the purchase price of up to $450 million will consist of $40 million in cash, $340 million in Accolade common stock, and up to an additional $70 million of value payable upon the achievement of defined revenue milestones following the closing. Piper Sandler acted as the lead financial advisor in the transaction with Goldman Sachs & Co. LLC also advising Accolade. Cooley LLP acted as legal advisor to Accolade in the transaction. Jefferies LLC acted as the financial advisor in the transaction advising PlushCare. Fenwick & West LLP acted as legal advisor to PlushCare.

Conference call to discuss the acquisition

The company will host a conference call today, Friday, April 23, 2021, at 8:00 a.m. E.T. to discuss today’s announcement. The call can be accessed by dialing (833) 519-1281 for U.S. participants, or (914) 800-3853 for international participants, referencing conference ID 2298838; or via a live audio webcast that will be available online at http://ir.accolade.com. A presentation to accompany the call can be downloaded on the Company’s investor relations page. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Accolade

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Accolade helps millions of people and their employers navigate the complexities of the healthcare system with empathy, expertise and through exceptional service while supporting them in lowering the cost of care and improving health outcomes. Accolade blends technology-enabled health and benefits solutions, specialized support from Accolade Health Assistants® and Clinicians and access to expert medical opinion services for high-cost treatment decisions. Accolade consistently receives consumer satisfaction ratings over 90 percent. For more information, visit Accolade on LinkedIn, Twitter, Instagram and Facebook and at www.accolade.com.

About PlushCare

PlushCare is a leading virtual primary care and mental health platform that offers virtual doctor visits to patients in all 50 U.S. states. Patients are connected to the best physicians trained at a top 50 medical institution in the U.S. via desktop or mobile devices. PlushCare accepts most major insurance plans, and patients select a primary care physician to get diagnosed, treated, prescribed medication or have lab testing for primary and mental health care. The unique combination of world-class doctors, affordable pricing, and same-day appointments with the patient's choice of provider, makes PlushCare the best-in-class platform for virtual health. Treating over 6,800 medical conditions, and consistently receiving a 90 net promoter score, PlushCare strives to wow patients and make their healthcare experience with doctors stress-free and is available on the PlushCare mobile app for iOS and android, or via PlushCare.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks associated with (a) the possibility that the closing conditions to the transaction with PlushCare may not be satisfied or waived in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval, (b) the failure to complete or receive the anticipated benefits from the transaction, including due to Accolade’s inability to successfully integrate PlushCare into its business, (c) diverting management attention from ongoing business operations, (d) the commencement or outcome of any legal proceedings that may be instituted against us or PlushCare in connection with the proposed transaction and (f) the effects of the transaction on the combined business, including on operating costs, customer loss and business disruption; (ii) changes in laws and regulations applicable to our or PlushCare’s business model; (iii) changes in market or industry conditions, regulatory environment and receptivity to our or PlushCare’s technology and services; (iv) results of litigation or a security incident; (v) the loss of one or more of our or PlushCare’s key customers or partners, including status as an in-network provider; (vi) the impact of COVID-19 on our or PlushCare’s business and results of operation; (vii) changes to our or PlushCare’s abilities to recruit and retain qualified team members; and the risks described in the other filings Accolade makes with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in Accolade’s Final Prospectus for its public offering dated October 21, 2020, its Final Prospectus registering shares in connection with the acquisition of 2nd.MD dated April 5, 2021, and its quarterly reports filed on Form 10-Q, which should be read in conjunction with its financial results and forward-looking statements. All forward-looking statements in this communication are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.